Exhibit 99.2

May 26, 2020 AECOM May 26, 2020 LOUIS ARMSTRONG NEW ORLEANS INTERNATIONAL AIRPORT United States Served as construction manager for the new 35 - gate North Terminal, a nearly $1 billion project that added just under 1 million square feet and three concourses.

Disclosures

Safe Harbor

All statements in this presentation other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial or operational results of AECOM or any of its business segments. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect" or "anticipate" and other similar words.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this presentation. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with the Management Services transaction will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This presentation contains financial information calculated other than in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company believes that non-GAAP financial measures such as adjusted EBITDA, net service revenue, organic net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present constant currency information, such as organic net service revenue, to help assess how our underlying businesses performed excluding the effect of foreign currency rate fluctuations to aid investors in better understanding our international operational performance. We present net service revenue to exclude subcontractor costs from revenue to provide investors with a better understanding of our operational performance.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this presentation.

When we provide our long term projections for adjusted EBITDA and free cash flow on a forward-looking basis, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to the length, high variability, complexity and low visibility associated with the non-GAAP expectation projected against the multi-year forecast which could significantly impact the GAAP measure.

May 26, 2020 Page 1

AECOM

Strong Second Quarter Results Provide Significant Confidence

- Delivered substantially improved profitability and margin expansion reflecting our transformation into a higher-margin, lower-risk Professional Services business
  - Delivered 16% adjusted EBITDA[1] growth, marking a sixth consecutive quarter of double-digit year-over-year growth
  - 200 basis points of expansion in our segment adjusted operating margin[1, 2]
- Backlog increased by 14%[3] to a record $42 billion, providing all-time high levels of visibility
  - Several large, multi-year wins in the Americas and a better than 1 book-to-burn[4] ratio in all regions
- Closed on the approximately $2.4 billion Management Services sale on January 31st, resulting in a substantially transformed balance sheet
  - Exited second quarter with net leverage[5] of 1.2x and record cash balance

Double-Digit Adjusted EBITDA[1] Growth


+16%
$158M
$182M
Q2'19
Q2'20

Strong First Half Adjusted EBITDA[1] Growth


+21%
$295M
$356M
H1'19
H1'20

Substantial Segment Adjusted Operating Margin[1, 2] Expansion


+200 bps
9.7%
11.7%
Q2'19
Q2'20

Record Total Backlog


+14%3
$36.8B
$41.6B
Q2'19
Q2'20

All numbers presented reflect Continuing Operations.

May 26, 2020 Page 2

AECOM

May 26, 2020 Business Update and Reaffirmed Financial Guidance • Our strong fiscal third quarter - to - date performance strengthens our confidence in delivering on our full year financial guidance – Pace of award activity remains healthy, with greater than 1 book - to - burn ratios across the design business, including large design wins globally – Maintain leading market share of COVID - related response work for the U.S. Federal government – Turned over care, custody and control of the West Riverside Energy Center to Alliant • Positive quarter - to - date cash collection trends reaffirm cash outlook – Quarter - to - date cash collections have exceeded the prior year – Resolved and collected all outstanding net working capital adjustments associated with the sale of the MS business $700M - $740 M $528 M $657 M FY’18 FY’19 FY’20E R EAFFIRMED FY’20 A DJUSTED EBITDA 1 G UIDANCE : R EAFFIRMED FY’20 F REE C ASH F LOW 6 G UIDANCE : Page 3

May 26, 2020 Our Professional Services Business Profile Positions Us Well Record Backlog Position Diverse Funding Sources Highly Variable Cost Model Agility to Service Clients Remotely Public Sector Client Base (% of TTM NSR 7 ) Professionals Working Remotely at Peak Variable Cost Structure x With a record backlog, we benefit from unprecedented levels of visibility x Nearly 60% of our clients are in the public sector, which are poised to invest in COVID - response efforts and in infrastructure with already - approved funding from economic stabilization and stimulus programs x More than 80% of our cost structure is variable, allowing us to respond to changing market conditions x Our investments in technology and innovation have enabled a largely seamless transition for our people and our clients to remote working arrangements Record Backlog Revenue Visibility in Backlog All numbers presented reflect Continuing Operations as of the end of Q2’20. Page 4

May 26, 2020 Creating a Resilient Platform to Perform in Varied Economic Environments AECOM O RGANIC 8 NSR 7 G ROWTH (2006 – 2011) • Our diversification by client, service and end market results in resiliency during periods of economic weakness – Delivered double - digit organic 8 NSR 7 growth during the global recession (2007 – 2009) – Infrastructure investment is prioritized during periods of economic weakness • Our strategic actions to de - risk the business provide further resiliency to cyclicality • Our substantial backlog – with more than 3 years of revenue – and our delevered balance sheet further positions us to deliver through varied economic cycles 14% 23% 13% 4% 4% 2006 2007 2008 2009 2010 2011 S UBSTANTIAL D ELEVERAGING S INCE FY’15 3.8x 3.5x 3.1x 2.8x 2.2x 1.2x FY’17 FY’18 FY’19 Q2’20 FY’16 FY’15 Net Leverage 5 (as of the end of the period) Page 5

May 26, 2020 Substantial Global Stimulus Efforts Provide Additional Opportunities • Nations across the world have acted quickly to implement robust economic stimulus packages and fortify investments in infrastructure: – The U.S. CARES Act provides critical relief for state/local clients, aviation clients and funding for response to COVID - 19, which plays to our strengths – Additional phase of CARES Act stimulus and stabilization support currently being debated in Congress could provide further funding for our clients – In addition, U.S. states are being provided $700 billion of funds, equivalent to 9 months of revenue, through CARES Act and Federal Reserve lending programs – The U.K. is also advancing transformational transportation projects, such as HS2 where we have substantial positions on frameworks – Stimulus efforts in Hong Kong are prioritizing large aviation projects and accelerated payments to contractors U.S. Stabilization Package Canada Economic Stimulus Australia Economic Stimulus U.K. Infrastructure Investment Package & Economic Stimulus Hong Kong Economic Stimulus Page 6

Projects Across Key States Continuing to Progress

- Most of our projects have been deemed critical and essential; work is continuing to progress
  - No material project cancellations to date
  - Work on more than 90% of our Construction Management projects is progressing and general conditions are typically reimbursed on projects that have stopped
- Infrastructure programs in our largest U.S. states are continuing to progress, with many states accelerating projects to further aid in economic stimulus efforts
- Quickly implemented mitigation plans to ensure operational continuity and to seamlessly transition to remote work
  - 90% of employees efficiently working remotely at peak
  - Rapid adoption of cloud solutions has accelerated the ongoing digital transformation of the industry and resulted in enhanced client engagement

24% *U.S. state and local clients represent approximately 24% of our TTM NSR[7] (as of Q2'20), of which approximately half is comprised of our largest states below*



CALIFORNIA: Governor Newsom has instructed Caltrans to accelerate transportation projects to help spur jobs and economic stimulus.

TEXAS: Efforts to reopen the economy have begun with nonessential businesses reopening on May 18th and no construction limitations are currently present.

FLORIDA: Initial reopening efforts have begun with restaurants, retail and select businesses reopening; no construction limitations are currently present and Governor is working to finalize a FY'21 budget.

NEW YORK: Nearly 80% of our Construction Management projects in NY are progressing; nonessential construction expected to resume by the end of June.

VIRGINIA: While stay-at-home orders are not expected to be lifted until at least the end of May, construction remains permitted and work continues to progress.

May 26, 2020 Page 7

AECOM

May 26, 2020 Capital Allocation and Balance Sheet Transformation Update Repaid All Secured Debt in Q2’20 with MS Proceeds Remaining Stock Repurchase Authorization • Completed the sale of the Management Services business in January, which has enabled a transformation of our balance sheet and capital structure – Repaid all of our secured debt and ended the second quarter with a record cash balance – Net leverage 5 of 1.2x exiting the second quarter, down substantially over the prior year – Currently undrawn $1.35 billion revolving credit facility, providing ample levels of additional available liquidity – Focused on creating additional flexibility to execute financial and capital allocation priorities • Capital allocation priorities: – Long - term priority on returning substantially all available capital to stockholders – Reaffirm our long - term net leverage 5 target of 2.0 – 2.5x – Maintain sufficient excess liquidity to execute through periods of uncertainty $1,850 - $2,050 $887 $1,266 Q1'20 Q2'20 FY'20E T OTAL C ASH B ALANCE 9 ( IN M ILLIONS ) Page 8

Q2'20 Segment Results – Americas

GAAP Results vs. Prior Year:

Total Revenue	$2.48 billion	*(4%)*
Operating Income	$141 million	*10%*

Key Performance Indicators vs. Prior Year (Non-GAAP):

Net Service Revenue[7]	$933 million	*0%[8]*
Adj. Operating Income[1]	$146 million	*10%*
Adj. Operating Margin[1] (On NSR)	15.6%	*+160 bps*



3%
15%
9%
1%
33%
16%
90%
33%
Transportation
Environment & Water
Facilities
Construction Management
Power & Industrial
U.S.
Canada
Latin America

% of Segment TTM NSR (as of Q2'20)

- Organic[8] NSR[7] effectively unchanged from the prior year
  - NSR increased by 2% in the design business, excluding elevated levels of storm activity work in the prior year
  - Continued underlying strength in our core transportation and water markets, as well as stable performance in Construction Management
- 160 basis point improvement in the adjusted operating margin[1] to 15.6%
- Backlog increased by 16% over the prior year and set a new record
- Positioning for near- and long-term opportunities presented by economic stimulus and stabilization funding from the CARES Act and initiatives to support state budgets
  - More than $200 million of COVID-response wins just in April; ranked #1 A&E firm by Bloomberg BGOV for U.S. Federal COVID work with 25% market share in our industry
  - Increasing awards and pipeline of opportunities for Return to Service work

May 26, 2020 Page 9

AECOM

Q2'20 Segment Results – International

GAAP Results vs. Prior Year:

Total Revenue	$770 million	*(8%)*
Operating Income	$36 million	*65%*

Key Performance Indicators vs. Prior Year (Non-GAAP):

Net Service Revenue[7]	$626 million	*(2%)[8]*
Adj. Operating Income[1]	$37 million	*60%*
Adj. Operating Margin[1] (On NSR)	5.9%	*+240 bps*



5%
16%
20%
26%
40%
7%
15%
19%
17%
35%
Facilities
Transportation
Environment & Water
Power & Industrial
U.K. & Ireland
Australia-New Zealand
Hong Kong
Middle East
Continental Europe
Other

% of Segment TTM NSR (as of Q2'20)

- Organic[8] NSR[7] declined by 2%, reflecting COVID-related headwinds in Asia offset by growth in Australia and stable performance in the U.K.
- 240 basis point increase in the adjusted operating margin[1], driven by improved performance in Australia and the U.K., reflects ongoing actions to improve profitability
  - Benefitting from ongoing exit of underperforming markets, consolidation of real estate and increased utilization of our best-cost shared services and design centers
  - Achieved our profitability plan and exceeded our cash flow plan in the Asia-Pacific region despite 10 lost working days in mainland China
- Substantial stimulus and stabilization funding in our largest international markets creates additional opportunities that are well suited for our leading capabilities

May 26, 2020 Page 10

AECOM

May 26, 2020 Appendix

May 26, 2020 Footnotes 1 Excludes the impact of non - operating items, such as non - core operating losses and transaction - related expenses, restructuring co sts and other items, and reflects Continuing Operations. See Regulation G Information for a complete reconciliation of Non - GAAP measures. 2 Reflects segment operating performance, excluding AECOM Capital. Margins are presented on an NSR basis unless otherwise noted. 3 On a constant - currency basis. 4 Book - to - burn ratio is defined as the amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures. 5 Net debt - to - EBITDA, or net leverage, is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014 , as amended, which excludes stock - based compensation, and net debt as defined as total debt on the Company’s financial statements, net of total cash and cash e qui valents. 6 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and includes t he net working capital purchase price adjustment collected in May 2020 in association with the sale of the Management Services business. 7 Revenue, net of subcontractor and other direct costs. 8 Organic growth is year - over - year at constant currency and reflects revenue associated with continuing operations. Results expre ssed in constant currency are presented excluding the impact from changes in currency exchange rates. 9 Inclusive of discontinued operations. Page 12

May 26, 2020 AECOM: The World’s Premier Infrastructure Firm professionals We deliver professional services across the project lifecycle – from planning, design and engineering to consulting and construction management. Across the globe, we partner with our clients in the public and private sectors to solve their most complex challenges and pioneer innovative solutions. Fortune World’s Most Admired 6 years in a row ranked transportation and building design firm

As a Professional Services Business, AECOM Is Poised to Thrive

Attractive Exposure to Key End Markets


4%
35%
27%
34%
Facilities
Transportation
Environment / Water
Power / Industrial

Balanced Geographic Exposure


6%
20%
54%
20%
U.S.
Asia Pacific
EMEA
Canada

Diverse Funding Sources


10%
22%
44%
24%
Private
State & Local Governments
Non-U.S. Governments
Federal U.S. Government

Lower-Risk Professional Services Business


6%
1%
39%
54%
Cost-Plus
Fixed Price (Design)
Construction Management GMP
Fixed Price (Construction)

All numbers are presented as a percentage of TTM NSR (as of Q2'20)

- ***Focused*** on our core higher-returning and lower-risk businesses
- ***Lead*** in key engineering and construction management markets
- ***Strengthened*** financial profile with a higher expected earnings growth and transformed balance sheet
- ***Capitalizing*** on a strong backlog position and sizable market opportunities with long-term profitable growth

May 26, 2020 Page 14

AECOM

Regulation G Information

Reconciliation of Revenue to Revenue, Net of Subcontractor and Other Direct Costs (NSR)

	Three Months Ended Mar 31, 2019	Three Months Ended Mar 31, 2020	Six Months Ended Mar 31, 2019	Six Months Ended Mar 31, 2020
Americas				
Revenue	$ 2,576.5	$ 2,475.7	$ 5,136.9	$ 4,927.7
Less: Subcontractor and other direct costs	1,636.0	1,542.5	3,321.4	3,089.0
Revenue, net of subcontractor and other direct costs	$ 940.5	$ 933.2	$ 1,815.5	$ 1,838.7
International				
Revenue	$ 834.6	$ 769.5	$ 1,626.6	$ 1,552.6
Less: Subcontractor and other direct costs	180.3	143.2	335.3	292.6
Revenue, net of subcontractor and other direct costs	$ 654.3	$ 626.3	$ 1,291.3	$ 1,260.0
Segment Performance (excludes ACAP)				
Revenue	$ 3,411.1	$ 3,245.2	$ 6,763.5	$ 6,480.3
Less: Subcontractor and other direct costs	1,816.3	1,685.7	3,656.7	3,381.6
Revenue, net of subcontractor and other direct costs	$ 1,594.8	$ 1,559.5	$ 3,106.8	$ 3,098.7
Consolidated				
Revenue	$ 3,412.6	$ 3,245.7	$ 6,768.9	$ 6,481.3
Less: Subcontractor and other direct costs	1,816.3	1,685.7	3,656.7	3,381.6
Revenue, net of subcontractor and other direct costs	$ 1,596.3	$ 1,560.0	$ 3,112.2	$ 3,099.7

Reconciliation of Adjusted Income from Operations to Adjusted EBITDA

Continuing Operations	Twelve Months Ended Sep 30, 2019
Adjusted income from operations	$ 542.5
Depreciation	136.4
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(25.4)
Other Income (ex. Interest Income)	3.5
Adjusted EBITDA	$ 657.0

Reconciliation of Segment Income from Operations to Adjusted Income from Operations

	Three Months Ended Mar 31, 2019	Three Months Ended Dec 31, 2019	Three Months Ended Mar 31, 2020
Americas Segment:			
Income from operations	$ 128.5	$ 145.9	$ 141.0
Non-core operating losses & transaction related expenses	(1.2)	-	-
Amortization of intangible assets	4.8	4.7	4.8
Adjusted income from operations	$ 132.1	$ 150.6	$ 145.8
International Segment:			
Income from operations	$ 21.7	$ 28.7	$ 35.8
Non-core operating losses & transaction related expenses	-	(0.1)	-
Amortization of intangible assets	1.6	1.4	1.4
Adjusted income from operations	$ 23.3	$ 30.0	$ 37.2
Segment Performance (excludes ACAP):			
Income from operations	$ 150.2	$ 174.6	$ 176.8
Non-core operating losses & transaction related expenses	(1.2)	(0.1)	-
Amortization of intangible assets	6.4	6.1	6.2
Adjusted income from operations	$ 155.4	$ 180.6	$ 183.0

Adjusted Income from Operations to Adjusted Net Income from Continuing Operations

Continuing Operations	Twelve Months Ended 30-Sep-19
Adjusted income from Operations	$ 542.5
Other income	14.6
Interest expense	(161.6)
Interest expense related to deferred financing fees	10.7
Income before tax (Excl restruct, amort, noncore & trans costs)	$ 406.2
Income tax expense (Excl impact of restruct, amort, noncore & trans costs)	(83.3)
Net income from continuing operations (Excl all adjusting items)	$ 322.9

May 26, 2020 Page 15

AECOM

Regulation G Information

Reconciliation of Net Income Attributable to AECOM to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations

	Three Months Ended			Six Months Ended	
	Mar 31, 2019	Dec 31, 2019	Mar 31, 2020	Mar 31, 2019	Mar 31, 2020
Net income attributable to AECOM	$ 51.4	$ 30.9	$ 48.5	$ 83.4	$ 79.4
Income tax expense (benefit)	12.2	15.9	21.6	(30.3)	37.5
Income attributable to AECOM	63.6	46.8	70.1	53.1	116.9
Depreciation and amortization expense	43.3	41.1	48.7	83.3	89.8
Interest income[1]	(2.9)	(3.4)	(3.6)	(5.1)	(7.0)
Interest expense[2]	41.3	40.3	37.1	80.7	77.4
Amortized bank fees included in interest expense	(2.4)	(2.0)	(1.3)	(4.8)	(3.3)
EBITDA	$ 142.9	$ 122.8	$ 151.0	$ 207.2	$ 273.8
Non-core operating losses & transaction related expenses	(1.2)	5.6	-	8.2	5.6
Restructuring costs	15.9	45.0	31.2	79.2	76.2
Adjusted EBITDA	$ 157.6	$ 173.4	$ 182.2	$ 294.6	$ 355.6
Other income	(3.8)	(4.0)	(2.4)	(6.8)	(6.4)
Depreciation[3]	(34.7)	(33.1)	(30.0)	(66.1)	(63.1)
Interest income[1]	2.9	3.4	3.6	5.1	7.0
Noncontrolling interests in income of consolidated subsidiaries, net of tax	7.0	4.1	5.3	12.0	9.4
Amortization of intangible assets included in NCI, net of tax	0.2	-	0.1	0.2	0.1
Adjusted income from operations	$ 129.2	$ 143.8	$ 158.8	$ 239.0	$ 302.6

[1] Included in other income; [2] Excludes related amortization; [3] Excludes depreciation from non-core operating losses, and accelerated depreciation of project management tool;

Reconciliation of Net Income Attributable to AECOM to EBITDA, Adjusted EBITDA and Professional Services Adjusted EBITDA

	Twelve Months Ended Sep 30, 2018
Net income (loss) attributable to AECOM	$ 136.5
Income tax expense (benefit)	(19.6)
Income (loss) attributable to AECOM before income taxes	116.9
Depreciation and amortization expense[1]	281.0
Interest income[2]	(9.6)
Interest expense[3]	249.4
EBITDA	637.7
Noncore operating losses & transaction related expenses	57.4
Impairment of long-lived assets, including goodwill	168.2
Acquisition and integration-related items	(10.9)
Restructuring costs	-
Loss (gain) on disposal activities	2.9
FX gain from forward currency contract	(9.1)
Depreciation expense included in noncore operating losses and acquisition and integration-related items	(9.7)
Adjusted EBITDA	$ 836.5
MS & At-Risk, Self-Perform Construction	308.8
Professional Services Adjusted EBITDA	$ 527.7

[1] Includes the amount for noncontrolling interests in consolidated subsidiaries [2] Included in other income

[3] Excludes related amortization

May 26, 2020 Page 16

AECOM

May 26, 2020